EXHIBIT 23(c)




                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Entergy Corporation on Form S-3 of our reports dated February 11, 1994, appearing in the Annual Report on Form 10-K of Entergy Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference in this Registration Statement.




/s/Deloitte & Touche LLP
  Deloitte & Touche LLP

New Orleans, Louisiana
February 17, 1997